UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2026 (August 27, 2026)

IT TECH PACKAGING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34577	20-4158835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Science Park, Juli Road, Xushui District

Baoding City, Hebei Province

People’s Republic of China 072550

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (86) 312-8698215

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ITP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

On August 27, 2026, Montis CPA Limited (“Montis”) notified the audit committee (the “Audit Committee”) of the Board of Directors (the “Board”) of IT Tech Packaging, Inc. (the “Company”) of its resignation as the Company’s independent registered public accounting firm, effective immediately.

The Company engaged Montis on April 22, 2026, with the approval of the Audit Committee, to audit the Company’s consolidated financial statements for the fiscal year ended December 31, 2025. Montis did not issue any audit report on the Company’s financial statements during the period from April 22, 2026 (the date of engagement) through August 27, 2026 (the date of resignation). Accordingly, there were no audit reports issued by Montis on the Company’s financial statements for either of the two most recent fiscal years or any subsequent interim period preceding Montis’s resignation that contained an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from April 22, 2026 through August 27, 2026, a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) arose between the Company’s management and Montis concerning the accounting treatment, disclosure, and nature of a US$1,050,000 loan to the Company’s Chief Executive Officer. The disagreement was not resolved to Montis’s satisfaction, and therefore Montis discontinued the engagement and resigned. The Audit Committee discussed the subject matter of the disagreement with Montis on August 18, 2026, and stated that the US$1,050,000 was a payment for the purchase of equipment.

Except for the matter described above, during the Company’s two most recent fiscal years ended December 31, 2025 and any subsequent interim period preceding Montis’s resignation, there were no other disagreements between the Company and Montis on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Montis’s satisfaction, would have caused Montis to make reference to the subject matter of any such disagreement in its report on the Company’s financial statements.

During the Company's two most recent fiscal years and any subsequent interim period preceding Montis’s resignation, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has authorized that Montis respond fully to the inquiries of HCL (as defined below), the successor accountant, if any, concerning the subject matter of the disagreement described above.

The Company has provided Montis with a copy of the disclosures contained in this Current Report on Form 8-K and has requested that Montis furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Montis agrees with the statements made herein. A copy of Montis’s letter, dated September 1, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of Independent Registered Public Accounting Firm

On August 29, 2026, the Company engaged HCL, PLLC (“HCL”) to serve as the Company’s independent registered public accounting firm, effective immediately. The decision to engage HCL as the Company’s independent registered public accounting firm was approved by the Audit Committee of the Company on August 29, 2026.

During the Company’s two most recent fiscal years, and any subsequent interim period prior to engaging HCL, the Company did not consult with HCL regarding (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and no written or oral advice was provided by HCL that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or event as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Montis CPA Limited to the Securities and Exchange Commission, dated September 1, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IT TECH PACKAGING, INC.

Date: September 1, 2026	By:	/s/ Zhenyong Liu
	Name:	Zhenyong Liu
	Title:	Chief Executive Officer

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